Exhibit(g)(i)

SCHEDULE B

PORTFOLIOS

Driehaus Emerging Markets Growth Fund
Driehaus International Small Cap Growth Fund
Driehaus Emerging Markets Small Cap Growth Fund
Driehaus Event Driven Fund
Driehaus Micro Cap Growth Fund
Driehaus Small Cap Growth Fund
Driehaus Global Fund
Driehaus Small/Mid Cap Growth Fund

Acceptance of Schedule as of April 30, 2023.

THE NORTHERN TRUST COMPANY		DRIEHAUS MUTUAL FUNDS

By:	/s/ Chad Hecht	By:	/s/Janet McWilliams

Name: Chad Hecht		Name: Janet McWilliams
Title: Vice President		Title: General Counsel